UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 2, 2017

          WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

and

Item 2.01	Completion of Acquisition or Disposition of Assets.

Worthington Industries, Inc. (the “Registrant”) acquired New AMTROL Holdings, Inc. and its subsidiaries (collectively, “AMTROL”) on June 2, 2017, for approximately $283 million, subject to adjustments as discussed below.

The acquisition was made pursuant to the terms of an Agreement and Plan of Merger, dated as of June 2, 2017 (the “Merger Agreement”), by and among Worthington Steel of Michigan, Inc. (“WS Michigan” or “Purchaser”), a Michigan corporation which is a wholly-owned subsidiary of the Registrant, Worthington Rhode Island Corporation, a Delaware corporation which is a wholly-owned subsidiary of Purchaser (“Merger Sub”), New AMTROL Holdings, Inc., a Delaware corporation ( “New AMTROL”), and Aqua Stockholder Representative, LLC, as Stockholder Representative of the Company Securityholders, as defined in the Merger Agreement (the “Stockholder Representative”), under which WS Michigan acquired New AMTROL through the merger on June 2, 2017 (the “Merger”) of Merger Sub with and into New AMTROL, with New AMTROL being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Purchaser.

The aggregate merger consideration was approximately $283 million (the “Merger Consideration”) and is subject to adjustment based on the Closing Working Capital, Closing Cash, Company Indebtedness and Company Transaction Expenses (as each term is defined in the Merger Agreement) as of the June 2, 2017 closing date. A portion of the Merger Consideration was used to pay off certain indebtedness and other liabilities of AMTROL. The Merger Consideration was funded using Registrant’s cash and borrowings under the Registrant’s revolving credit facilities.

By virtue of the Merger, each share of New AMTROL’s Series A Preferred Stock, each share of New AMTROL’s Series B Preferred Stock, each share of New AMTROL’s Series C Preferred Stock and each share of New AMTROL’s Common Stock was automatically cancelled and retired and converted into the right to receive the consideration provided for in the Merger Agreement. In addition, each option, whether vested or unvested, that was outstanding and unexercised immediately prior to the effective time of the Merger, was cancelled as of such effective time (without regard to the exercise price of the option) in exchange for the right to receive the consideration provided for in the Merger Agreement. Simultaneously with the execution and delivery of the Merger Agreement, each of the Company Optionholders (as that term is defined in the Merger Agreement) executed and delivered an Option Termination Agreement pursuant to which each of the Company Optionholders consented to and approved the treatment of their respective options and the appointment of the Stockholder Representative and agreed to be bound by the rights and obligations of the Company Optionholders set forth in the Merger Agreement.

AMTROL is headquartered in West Warwick, Rhode Island and is a leading manufacturer of pressure cylinders and water tank systems. AMTROL strengthens the Registrant’s industrial gas and consumer products business and compliments the Registrant’s refrigerant cylinder manufacturing capabilities.

Operations of AMTROL in Rhode Island, Maryland and Kentucky produce refrigerant gas cylinders and ASME products for commercial and industrial applications. AMTROL is also a leader in the design, manufacturing and distribution of residential well water and expansion tanks, which are sold through large plumbing, heating, ventilation and air conditioning (PHVAC) wholesalers and retailers.

AMTROL-Alfa, a subsidiary of New AMTROL with manufacturing operations in Portugal, is a leading liquefied propane gas (LPG) and industrial gas cylinder producer in Europe. Products from Portugal are sold to numerous LPG marketers and wholesalers throughout Europe and the Middle East.

The Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the material terms of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Cautionary Statement:

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 8.01	Other Information.

On June 5, 2017, the Registrant held a conference call to discuss the acquisition of AMTROL. A transcript of the June 5, 2017 conference call is included with this Current Report on Form8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)-(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2017, by and among Worthington Steel of Michigan, Inc., Worthington Rhode Island Corporation, New AMTROL Holdings, Inc. and Aqua Stockholder Representative, LLC, as Stockholder Representative*

99.1	Transcript of conference call held by Worthington Industries, Inc. on June 5, 2017 to discuss the acquisition of New AMTROL Holdings, Inc. and its subsidiaries

*   The Disclosure Schedules and Exhibits referenced in the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Worthington Industries, Inc. hereby undertakes to furnish a copy of any of the omitted Disclosure Schedules and Exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: June 6, 2017	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration, General Counsel and Secretary